Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (“Agreement”), dated as of February 16, 2011, is made by and between CHEROKEE INC., a Delaware corporation (the “Debtor”), and U.S. BANK NATIONAL ASSOCIATION (the “Secured Party”).

Secured Party and Debtor have entered into that certain Term Loan Agreement (as the same may be amended, supplemented or restated from time to time, the “Loan Agreement”), pursuant to which the Secured Party may extend credit accommodations to Debtor, and

In order to secure Debtor’s obligations under the Loan Agreement, Debtor has agreed to grant Secured Party a continuing security interest in all of its personal property assets pursuant to the terms of this Agreement.

ACCORDINGLY, in consideration of the mutual covenants contained in the Loan Agreement and herein, the parties hereby agree as follows:

1.             Definitions. All terms defined in the recitals hereto that are not otherwise defined herein shall have the meanings given them in the recitals and the Loan Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” means all of Debtor’s accounts, as such term is defined in the UCC.

“Collateral” means all of Debtor’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, Pledged Shares, letter-of-credit rights, letters of credit, deeds of trust, mortgages or any other encumbrance on real property securing loans made by Debtor to its customers; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) any money, or other assets of the Debtor that now or hereafter come into the possession, custody, or control of the Secured Party; and (vi) proceeds of any and all of the foregoing.

“Equipment” means all of Debtor’s equipment, as such term is defined in the UCC.

“Event of Default” has the meaning given in Section 6.

“General Intangibles” means all of Debtor’s general intangibles, as such term is defined in the UCC.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Inventory” means all of Debtor’s inventory, as such term is defined in the UCC.

“Investment Property” means all of Debtor’s investment property, as such term is defined in the UCC.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Obligations” means each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to the Secured Party pursuant to the Term Loan Documents, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent.

“Pledged Shares” means all of Debtor’s presently existing and hereafter arising equity interests in each of its Pledged Subsidiaries, including all shares, membership interests, stock, common stock, partnership interests, partnership units, stock subscription warrants, stock options, or other rights to the capital stock of any wholly owned subsidiary of Debtor and all rights represented thereby.

“Pledged Subsidiary” means any wholly owned subsidiary of Debtor.

“Security Interest” has the meaning given in Section 2.

“UCC” means Uniform Commercial Code as in effect from time to time in the State of California.

2.             Security Interest. Debtor hereby grants to the Secured Party a security interest (the “Security Interest”) in its Collateral to secure payment of the Obligations.

3.             Representations, Warranties and Agreements. Debtor hereby represents, warrants and agrees as follows:

(a)           Title. The Debtor (i) has marketable title to each item of Collateral in existence on the date hereof, free and clear of all Liens except Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, marketable title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Secured Party.

(b)           Chief Executive Office; Identification Numbers. The Debtor’s chief executive office and principal place of business is located at the address set forth under its signature below. The Debtor’s federal employer identification number and organizational identification number are correctly set forth under its signature below.

(c)           Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states and at the address, as identified on Exhibit A attached hereto.

(d)           Changes in Name, Constituent Documents, Location. The Debtor will not change its name, organizational documents, or jurisdiction of organization, without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld. The Debtor will not change its business address, without prior written notice to the Secured Party.

(e)           Fixtures. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit B hereto.

(f)            Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation. The Debtor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(g)           Commercial Tort Claims. Promptly upon knowledge thereof, the Debtor will deliver to the Secured Party notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Debtor’s damages, copies of any complaint or demand letter submitted by the Debtor, and such other information as the Secured Party may request. Upon request by the Secured Party, the Debtor will grant the Secured Party a security interest in all commercial tort claims it may have against any person.

(h)           Miscellaneous Covenants. Debtor will:

(i)            keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(ii)           promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

(iii)          at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

(iv)          keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor’s business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor’s business and financial condition as the Secured Party may from time to time reasonably request;

(v)           promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

(vi)          if the Secured Party at any time so requests (after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

(vii)         at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any such policies containing a lender loss payable endorsement acceptable to the Secured Party;

(viii)        from time to time execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(ix)           pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

(x)            execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement; and

(xi)           not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(i)            Secured Party’s Right to Take Action. The Debtor authorizes the Secured Party to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or describing specific items of collateral including commercial tort claims as the Secured Party deems necessary or useful to perfect the Security Interest. The Debtor will not amend any financing statements in favor of the Secured Party except as permitted by law. Further, if the Debtor at any time fails to perform or observe any agreement contained in Section 3(h), and if such failure continues for a period of ten (10) days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 3(h), immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 4.

4.             Rights of Secured Party. At any time and from time to time, after the occurrence and during the continuation of an Event of Default, the Secured Party may take any or all of the following actions:

(a)           Account Verification. The Secured Party may at any time and from time to time send or require the Debtor to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Secured Party may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

(b)           Collateral Account. The Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor’s account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by the Debtor shall be held in trust by the Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Unless otherwise agreed in writing, the Debtor shall have no right to withdraw amounts on deposit in any collateral account.

(c)           Lockbox. The Secured Party may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured

Party to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

(d)           Direct Collection. The Secured Party may notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.             Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. After the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.             Pledged Shares.

(a)           Share Adjustments.  In the event that during the term of this Agreement, any reclassification, readjustment, or other change is declared or made in the capital structure of the Pledged Subsidiary, or any option is exercised, all new substituted and additional shares, options, or other securities, issued or issuable to Debtor by reason of any such change or exercise shall be delivered to and held by Secured Party under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

(b)           Options.  In the event that during the term of this Agreement options shall be issued or exercised in connection with the Pledged Shares, such options acquired by Debtor shall be immediately assigned by Debtor to Secured Party and all new shares or other securities so acquired by Debtor shall also be immediately assigned to Secured Party to be held under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

(c)           Consent.  Debtor hereby consents that, from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Secured Party, any other security at any time held by or available to Secured Party for any of the Obligations or any other security at any time held by or available to Secured Party of any other person, firm, or corporation secondarily or otherwise liable for any of the Obligations, may be exchanged, surrendered, or released and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Secured Party may see fit.  Debtor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver, or inaction, or extension of further credit.

(d)           Voting Rights.  Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with the terms of the Term Loan Documents.

(e)           Dividends.  So long as no Event of Default has occurred, Debtor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Shares.

(f)            Pledged Share Certificates.  All certificates or instruments representing or evidencing the Pledged Shares shall be delivered promptly to and held by Secured Party pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

7.             Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (i) a default shall occur under this Agreement, or the Loan Agreement; or (ii) the Debtor or any Guarantor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; (iii) the Debtor or any Guarantor shall fail to observe or perform any covenant or agreement herein binding on it.

8.             Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

9.             Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven (7) days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the

Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property.

10.           Notices. All notices and other communications hereunder shall be given in accordance with the Loan Agreement.

11.           Miscellaneous. This Agreement has been duly and validly authorized by all necessary company action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party, and, in the case of amendment or modification, in a writing signed by the Debtor. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Secured Party or the Debtor in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the County of  Los Angels, State of California; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

U.S. BANK NATIONAL ASSOCIATION		CHEROKEE INC.

		By	/s/Henry Stupp
		Name:	Henry Stupp
By	/s/Gary P. Terrasi	Title:	CEO
Name:	Gary P. Terrasi
Title:	Vice President	Address:
6835 Valjean Avenue
Address:		Van Nuys, California 91406
15910 Ventura Boulevard, Suite 1712		Attention: CFO
Encino, California 91436
Attention: Gary Terrasi		Employer identification number:
Fax No.: (818) 789-3041		95-4182437
Organizational identification number:
2160988 (Delaware)

EXHIBIT A

LOCATION OF COLLATERAL

EXHIBIT B

REAL ESTATE/FIXTURES